EXHIBIT 99.1



                                 SCE Funding LLC
                     Annual Summary of Monthly Certificates
                            Year Ending December 1998

                                                                                   Small
                                                        Residential              Commercial
                                                         Customers               Customers                Total
                                                        -----------           ----------                  -----
Kilowatt hours of electricity billed                     23,170,147,122       4,195,529,052         27,365,676,174
FTA Charged per kilowatt hour (Dec. 97 - Dec. 98)                 1.723(cent)         1.822(cent)              N/A
Billed FTA Charges                                         $399,221,635         $76,442,539           $475,664,174

Estimated FTA Payments                                     $397,225,527         $76,136,769           $473,362,296

Estimated Write-off                                          $1,996,108            $305,770             $2,301,878
Remittance Shortfall - increased payment                       $149,727             $19,985               $169,711
         to the Collection Account
Excess Remittance - reduced payment                            $122,914             $26,030               $148,944
         to the Collection Account
Net Write-off*                                               $2,022,921            $299,725             $2,322,646

FTA Payments estimated to have been                        $379,507,498         $72,735,415           $452,242,913
         received by the Servicer
Remittance Shortfall - increased payment                       $149,727             $19,985               $169,711
         to the Collection Account
Excess Remittance - reduced payment                            $122,914             $26,030               $148,944
         to the Collection Account
Aggregate Remittance to Collection Account                 $379,534,311         $72,729,369           $452,263,680

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* Write-offs for months June through December are estimated at 0.5%